UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

NEW ERA ENERGY & DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42433	99-3749880
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX 79701
(Address of principal executive office and Zip Code)

(432) 695-6997
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Unregistered Sales of Equity Securities.

The New Era Energy & Digital, Inc. (the “Company”) 2026 Special Meeting of Stockholders (the “Special Meeting”) was held on April 16, 2026, at 10:00 a.m. Eastern Time. A total of 23,795,652 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), were present in person or represented by proxy at the Special Meeting, representing 42.06% of the Company’s 56,575,187 shares of Common Stock outstanding and entitled to vote as of the March 3, 2026 record date. The proposals submitted for a vote and the final voting results are set forth below. A more detailed description of each proposal is set forth in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026 (the “Proxy Statement”), as supplemented by the supplement to the Proxy Statement filed with the SEC on April 10, 2026.

Proposal One: To approve the issuance of shares of the Company’s Common Stock in excess of the Share Cap (as defined in the Proxy Statement) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b) (the “Excess Share Issuance Proposal”).

For	Against	Abstain	Broker Non-Votes
23,171,142	492,261	132,249	0

Proposal Two: To approve the adjournment of the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the Excess Shares Issuance Proposal.

For	Against	Abstain	Broker Non-Votes
22,967,722	693,535	134,395	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: April 16, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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